                                                                   EXHIBIT 10.11


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                            STOCKHOLDERS' AGREEMENT

                                     Among

                              LIFEWAY FOODS, INC.

                               DANONE FOODS, INC.

                               MICHAEL SMOLYANSKY

                                      and

          THE OTHER STOCKHOLDERS LISTED ON THE SIGNATURE PAGES HEREOF


                          Dated as of October 1, 1999



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
                               TABLE OF CONTENTS

Section                                                                     Page

                                   ARTICLE I
                                  DEFINITIONS
SECTION 1.01.  Definitions....................................................1

                                   ARTICLE II
                                   GOVERNANCE
SECTION 2.01.  Board Representation...........................................5
SECTION 2.02.  Resignations and Replacements..................................5
SECTION 2.03.  Committees.....................................................5

                                  ARTICLE III
                                 VOTING RIGHTS
SECTION 3.01.  Voting Restrictions............................................6
SECTION 3.02.  Special Board Rights...........................................6

                                   ARTICLE IV
                TRANSFER RESTRICTIONS AND STANDSTILL PROVISIONS
SECTION 4.01.  Stockholder's Right of First Refusal...........................6
SECTION 4.02.  Mr. S' Right of First Refusal..................................8
SECTION 4.03.  Acquisition of Additional Shares; Other Restrictions..........10
SECTION 4.04.  Additional Shares.............................................10
SECTION 4.05.  Anti-Dilutive Rights..........................................11

                                   ARTICLE V
                              REGISTRATION RIGHTS
SECTION 5.01.  Restrictive Legend............................................16
SECTION 5.02.  Notice of Proposed Transfer...................................16
SECTION 5.03.  Request for Registration......................................17
SECTION 5.04.  Incidental Registration.......................................18
SECTION 5.05.  Shelf Registration............................................19
SECTION 5.06.  Obligations of the Company....................................20
SECTION 5.07.  Furnish Information...........................................22
SECTION 5.08.  Expenses of Registration......................................23
SECTION 5.09.  Underwriting Requirements.....................................23
SECTION 5.10.  Indemnification...............................................23
SECTION 5.11.  Rule 144 Information..........................................26

                                   ARTICLE VI
                                   COVENANTS
SECTION 6.01.  Furnishing of Information.....................................27
SECTION 6.02.  Non-Competition...............................................27
SECTION 6.03.  Issuance of Stock Options.....................................28
SECTION 6.04.  Articles of Incorporation.....................................28

                                  ARTICLE VII
                               GENERAL PROVISIONS
SECTION 7.01.  Waiver........................................................28
SECTION 7.02.  Expenses......................................................29
SECTION 7.03.  Notices.......................................................29
SECTION 7.04.  Headings......................................................30
SECTION 7.05.  Severability..................................................31
SECTION 7.06.  Entire Agreement..............................................31
SECTION 7.07.  Assignment....................................................31
SECTION 7.08.  No Third Party Beneficiaries..................................31
SECTION 7.09.  Amendment.....................................................31
SECTION 7.10.  Governing Law.................................................31
SECTION 7.11.  Consent to Jurisdiction.......................................31
SECTION 7.12.  Waiver of Jury Trial..........................................32
SECTION 7.13.  Counterparts..................................................32
SECTION 7.14.  Specific Performance..........................................32

                            STOCKHOLDERS' AGREEMENT


                  STOCKHOLDERS' AGREEMENT dated October 1, 1999 (this "Agreement") among LIFEWAY FOODS, INC., an Illinois corporation (the "Company"), DANONE FOODS, INC., a Delaware corporation (the "Stockholder"), Michael Smolyansky ("Mr. S") and THE STOCKHOLDERS LISTED ON THE SIGNATURE PAGES HEREOF (such stockholders, together with the Stockholder and Mr. S being the "Holders").

                  WHEREAS, the Company and the Holders have entered into the Stock Purchase Agreement dated the date hereof (the "Purchase Agreement"), pursuant to which the Company and the Holders have sold to the Stockholder, and the Stockholder has purchased from the Company and such Holders, 647,767 shares of common stock of the Company, no par value (the "Common Stock"), upon the terms and conditions set forth in the Purchase Agreement;

                  WHEREAS, as a result of the transactions contemplated by the Purchase Agreement, the Stockholder will beneficially own an aggregate of 647,767 shares of Common Stock; and

                  WHEREAS, the Company and the Holders now wish to enter into this Agreement to set forth their agreement as to the matters set forth herein with respect to, among other things, representation on the Company's Board of Directors (the "Board") and certain transfers of Common Stock.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. Definitions. (a) Unless otherwise defined in this Agreement, capitalized terms are used herein as defined in the Purchase Agreement.

                  (b) As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Beneficially Own" has the meaning set forth in Rule 13d-3 of the Exchange Act, as in effect on the date of this Agreement.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York City or the State of Illinois.

                  "By-laws" means the by-laws of the Company, as amended and restated as of the date hereof and as may be amended from time to time.

                  "Director" means a member of the Board.

                  "Employee Plan" means any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option plan or other stock arrangement with respect to any directors, officers or other employees of the Company.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Fully Diluted Basis" means, in respect of the Common Stock, the method of calculating the number of shares of Common Stock issued and outstanding on an applicable measurement date, pursuant to which the number of shares of Common Stock issued and outstanding on any such date are aggregated with the number of shares of Common Stock issuable on such date upon exercise or conversion of any other security of the Company outstanding on such date (including employee stock options issued and issuable pursuant to Employee Plans).

                  "Group" has the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

                  "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

                  "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document with the SEC in compliance with the Securities Act and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

                  "Registrable Stock" means the Stockholder Shares and any securities issued or issuable with respect to any Stockholder Shares by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (a) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (b) such Registrable Stock is sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assigned or (c) such Registrable Stock is sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act without registration under the Securities Act.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the United States Securities Act of 1933, as amended.

                  "Standstill Period" shall mean any time during the period beginning on the date hereof and ending on October 1, 2004 during which the Stockholder Beneficially Owns 10% or more of the outstanding shares of Common Stock (on a Fully Diluted Basis).

                  "Stockholder Director" means a Director designated by the Stockholder pursuant to this Agreement.

                  "Stockholder Shares" means Common Stock now or hereafter Beneficially Owned by the Stockholder and any securities issued or issuable with respect to any such Common Stock by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate, or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock or any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate, in each case is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such first Person's other Subsidiaries.

                  (c) The following terms have the meanings set forth in the Sections set forth below:

         Term                                                        Location
         ----                                                       ----------
         Agreement.................................................. Preamble
         Anti-Dilutive Rights....................................... Section 4.05(a)
         Board...................................................... Recitals
         Common Stock............................................... Recitals
         Company.................................................... Preamble
         Departing Stockholder Director............................. Section 2.02(a)
         Holders.................................................... Preamble
         Issuance................................................... Section 4.05
         Issuance Notice............................................ Section 4.05(b)
         Maintenance Price.......................................... Section 4.05(c)
         Maintenance Securities..................................... Section 4.05(a)
         Mr. S...................................................... Preamble
         New Issuance Rights........................................ Section 4.05(b)
         Purchase Agreement......................................... Recitals
         Selling Stockholder........................................ Section 4.01
         Shelf Registration......................................... Section 5.05(a)
         Stockholder................................................ Preamble
         Transfer................................................... Section 4.01
         Transfer Notice............................................ Section 4.01(a)

                  (d) References in this Agreement to annexes, articles, sections, paragraphs, clauses, schedules and exhibits are to annexes, articles, sections, paragraphs, clauses, schedules and exhibits in or to this Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person or entity include its successors and assigns. The words "shall" and "will" have the same meaning and effect.

                                   ARTICLE II

                                   GOVERNANCE

                  SECTION 2.01. Board Representation. From and after the date hereof, (a) For as long as the Stockholder Beneficially Owns at least 10% of the issued and outstanding shares of Common Stock (on a Fully Diluted Basis), the parties hereto shall use best efforts and exercise all authority under applicable law to cause any slate of Directors presented to the stockholders of the Company for election to the Board to consist of such nominees that, if elected, would result in a Board that included one Director as designated by the Stockholder.

                  (b) If the Stockholder Beneficially Owns less than 10% of the issued and outstanding shares of Common Stock (on a Fully Diluted Basis), the Company shall have no obligation pursuant to this Agreement to cause any slate of Directors presented to the stockholders of the Company for election to the Board to include any designee of the Stockholder.

                  SECTION 2.02. Resignations and Replacements. (a) If the Stockholder Director ceases to serve as a Director for any reason (a "Departing Stockholder Director"), the parties hereto shall take all action necessary to ensure that the vacancy created by such Departing Stockholder Director shall be filled by an individual designated by the Stockholder, which individual shall serve out the remaining term of the Departing Stockholder Director as a Stockholder Director.

                  (b) In the event that at any time the Stockholder shall no longer be entitled to designate a Director pursuant to Section 2.01, then the Stockholder Director shall be deemed to have resigned immediately upon the occurrence of such event and the parties hereto shall take all action promptly to effect the resignation or removal of such Director.

                  SECTION 2.03. Committees. For so long as there is one Stockholder Director, if the Company forms an executive committee or a committee by any such other name that performs functions similar to those typically performed by an executive committee or if the Company forms any such other committee of the Board, the parties hereto will take all actions necessary to cause the appointment of such Stockholder Director to serve on each such committee.


                                  ARTICLE III

                                 VOTING RIGHTS

                  SECTION 3.01. Voting Restrictions. Each Holder agrees to vote the shares of Common Stock Beneficially Owned by such Holder to effect the terms of Article II of this Agreement and on other matters to vote in a manner consistent with the terms of this Agreement.

                  SECTION 3.02. Special Board Rights. For so long as the Stockholder Beneficially owns, in the aggregate, at least 10% of the outstanding shares of Common Stock (on a Fully Diluted Basis), the Company shall not, and shall cause its Subsidiaries not to, make or endorse any new claims relating to the health benefits of its existing products or any claims relating to the health benefits of products launched after the date hereof publicly, whether by means of advertising or otherwise, without the affirmative vote of the Stockholder Director (such affirmative vote to be exercised in good faith by the Stockholder Director).


                                   ARTICLE IV

                TRANSFER RESTRICTIONS AND STANDSTILL PROVISIONS

                  SECTION 4.01. Stockholder's Right of First Refusal. Each Holder other than the Stockholder shall not, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of ("Transfer") shares of Common Stock, except in accordance with the following provisions. Prior to any Transfer of shares of Common Stock by any Holder other than the Stockholder (a "Selling Stockholder"), such Holder shall give the Stockholder the opportunity to purchase, or to designate an alternative purchaser of such Common Stock, in the following manner:

                  (a) The Selling Stockholder shall give to the Stockholder written notice (the "Transfer Notice") of the proposed Transfer, specifying the proposed transferee, the number of shares of Common Stock proposed to be disposed of, the proposed consideration to be received in exchange therefor, and the other material terms of the proposed Transfer.

                  (b) The Stockholder shall have the right, exercisable by written notice given to the Selling Stockholder within 15 Business Days after receipt of such Transfer Notice, to purchase (or to cause another Person designated by the Stockholder to purchase) all, but not less than all, of the Common Stock specified in such Transfer Notice, at the purchase price and on the other terms set forth therein. If the consideration specified in the Transfer Notice includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included as part of such consideration plus the value (as jointly determined by internationally recognized independent public accountancy firms selected by each of the Selling Stockholder and the Stockholder or, in the event such firms are unable to agree, a third internationally recognized independent public accountancy firm to be selected by the first two such firms) of such other property included in such consideration, and the date by which the Stockholder must exercise its right of first refusal pursuant to this Section 4.01 shall be extended until five Business Days after the determination of the value of property included in the consideration.

                  (c) If the Stockholder exercises its right of first refusal pursuant to this Section 4.01, the closing of the purchase of the Common Stock with respect to which such right has been exercised shall take place within 10 Business Days after the

         Stockholder gives notice of such exercise; provided that if any approval of or notice to any Governmental Entity is required in connection with such purchase of Common Stock, the Selling Stockholder and the Stockholder shall use all reasonable efforts to obtain such approvals or to provide such notices and the closing shall take place within five Business Days after receipt of the last such approval and expiration of any required waiting periods.

                  (d) If the Stockholder does not exercise its right of first refusal pursuant to this Section 4.01 within the time specified for such exercise, the Selling Stockholder shall be free during the 90-day period following the expiration of such time for exercise, but only during such period, to sell the Common Stock specified in such Transfer Notice to the Person specified therein for the consideration (or at any price in excess thereof) and on substantially the same terms (or on other terms more favorable to the Selling Stockholder) specified therein; provided, however, that (i) such Person's offer constituted a bona fide, arm's length offer, (ii) at the request of the Stockholder, the Selling Stockholder shall have obtained an opinion from an internationally recognized investment bank, selected jointly by the Selling Stockholder and the Stockholder, to the effect that the consideration to be paid by such Person per share of Common Stock falls within a reasonable range of valuations therefor, (iii) such Person shall have offered to purchase all of the Stockholder's Common Stock for the same consideration and on the same terms as such Person has offered to acquire the Selling Stockholder's Common Stock from the Selling Stockholder, and the Stockholder shall have either accepted or rejected such offer within 10 Business Days of the date thereof, and, if accepted, such proposed sale shall have been consummated simultaneously with the sale by the Selling Stockholder of all of such Selling Stockholder's Common Stock to such Person and
         (iii) such Person or any Affiliate of such Person is not (x) engaged in the business of producing or selling any type of yogurt (set, blended, or drinkable), (y) engaged in the dairy business, the health food business or the business of producing or distributing food products containing pharmaceutical ingredients or any other business conducted by the Stockholder and having consolidated revenues in excess of $75 million (such amount to be adjusted on each anniversary date of this Agreement, commencing October 1, 2000, by a percentage equal to the percentage change in the rate of inflation in the United States for the preceding calendar year as measured by the change in the Consumer Price Index for the United States for the preceding calendar year) at the time of the Transfer Notice, or (z) a Person whose ownership of the Common Stock could reasonably be expected, in the opinion of the Board, to materially disadvantage the businesses of the Company and its Subsidiaries or could reasonably be expected to have an adverse effect on the future profitability of the Company and its Subsidiaries, taken as a whole.

                  (e) The Stockholder's right of refusal shall not apply to (i) any proposed Transfer of Common Stock by a Holder other than the Stockholder if the amount of shares to be transferred when combined with all other Transfers of common stock by the Holders other than the Stockholder during the calendar year does not equal or exceed 2% of the shares of Common Stock issued and outstanding as of the date of the Transfer Notice delivered in connection such proposed Transfer (ii) any proposed Transfer of Common Stock by a Holder other than the Stockholder to an immediate family member or a trust in which the beneficiary is the Holder or an immediate family member of such Holder or (iii) any proposed Transfer of Common Stock by a Holder other than the Stockholder to a charitable organization; provided that in the case of clauses (ii) and (iii) the transferee shall have agreed to be bound by the terms of this Agreement.

                  (f) No transferee (other than any Holder) of Common Stock shall be entitled to any of the rights set forth under this Agreement by virtue of its ownership of such Common Stock.

                  (g) Any attempted Transfer in violation of this Section 4.01 shall be null, void and of no force and effect, and the Company shall not give effect to any such attempted Transfer.

                  SECTION 4.02. Mr. S' Right of First Refusal. The Stockholder shall not, directly or indirectly, Transfer shares of Common Stock, except in accordance with the following provisions. Prior to any Transfer of shares of Common Stock by the Stockholder, such Stockholder shall give Mr. S the opportunity to purchase, or to designate an alternative purchaser of such Common Stock, in the following manner:

                  (a) The Stockholder shall give to Mr. S the Transfer Notice of the proposed Transfer, specifying the proposed transferee, the number of shares of Common Stock proposed to be disposed of, the proposed consideration to be received in exchange therefor, and the other material terms of the proposed Transfer.

                  (b) Mr. S shall have the right, exercisable by written notice given to the Stockholder within 15 Business Days after receipt of such Transfer Notice, to purchase (or to cause another Person designated by Mr. S to purchase) all, but not less than all, of the Common Stock specified in such Transfer Notice, at the purchase price and on the other terms set forth therein. If the consideration specified in the Transfer Notice includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included as part of such consideration plus the value (as jointly determined by internationally recognized independent public accountancy firms selected by the Stockholder and Mr. S or, in the event such firms are unable to agree, a third internationally recognized independent public accountancy firm to be selected by the first two such firms) of such other property included in such consideration, and the date by which Mr. S must exercise his right of first refusal pursuant to this
         Section 4.02 shall be extended until five Business Days after the determination of the value of property included in the consideration.

                  (c) If Mr. S exercises his right of first refusal pursuant to this Section 4.02, the closing of the purchase of the Common Stock with respect to which such right has been exercised shall take place within 10 Business Days after Mr. S gives notice of such exercise; provided that if any approval of or notice to any Governmental Entity is required in connection with such purchase of Common Stock, the Stockholder and Mr. S shall use all reasonable efforts to obtain such approvals or to provide such notices and the closing shall take place within five Business Days after receipt of the last such approval and expiration of any required waiting periods.

                  (d) If Mr. S does not exercise his right of first refusal pursuant to this Section 4.02 within the time specified for such exercise, the Stockholder shall be free during the 90-day period following the expiration of such time for exercise, but only during such period, to sell the Common Stock specified in such Transfer Notice to the Person specified therein for the consideration (or at any price in excess thereof) and on substantially the same terms (or on other terms more favorable to the Stockholder) specified therein; provided, however, that (i) such Person's offer constituted a bona fide, arm's length offer and (ii) at the request of Mr. S, the Stockholder shall have obtained an opinion from an internationally recognized investment bank, selected jointly by the Stockholders and Mr. S, to the effect that the consideration has to be paid by such Person per share of Common Stock falls within a reasonable range of valuations therefor.

                  (e) The Mr. S' right of refusal shall not apply to (i) any proposed Transfer of Common Stock by the Stockholder if the amount of shares to be transferred when combined with all other Transfers of common stock by the Stockholder during the calendar year does not equal or exceed 2% of the shares of Common Stock issued and outstanding as of the date of the Transfer Notice delivered in connection such proposed Transfer; or (ii) any proposed Transfer of Common Stock by the Stockholder to any Affiliate of the Stockholder.

                  (f) No transferee (other than the Stockholder) of Common Stock shall be entitled to any of the rights set forth under this Agreement by virtue of its ownership of such Common Stock.

                  (g) Any attempted Transfer in violation of this Section 4.02 shall be null, void and of no force and effect, and the Company shall not give effect to any such attempted Transfer.

                  (h) Notwithstanding anything to the contrary, the rights of Mr. S under this Section 4.02 will inure to the benefit of Mr. S' estate and legal representatives upon Mr. S' death.

                  SECTION 4.03. Acquisition of Additional Shares; Other Restrictions. During the Standstill Period, the Stockholder shall not, directly or indirectly acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise:

                  (a) Beneficial Ownership of any shares of Common Stock or any other security convertible into, or any option, warrant or right to acquire, Common Stock, if such acquisition would cause the Beneficial Ownership of the Stockholder to be more than 20% of the outstanding shares of Common Stock (on a Fully Diluted Basis), or

                  (b) a significant portion of the assets of the Company or any of its Subsidiaries, except that the foregoing restriction shall not apply to the Stockholder if (i) such acquisition is approved by the Board, (ii) any Person other than Mr. S or the Stockholder, or any Group not including Mr. S or the Stockholder, directly or indirectly acquires, announces an intention to acquire, offers to acquire, or enters into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise Beneficial Ownership of any shares of Common Stock or any other security convertible into, or any option, warrant or right to acquire, Common Stock, if such acquisition would cause the Beneficial Ownership of such Person or such Group to be more than 10% of the outstanding shares of Common Stock (on a Fully Diluted Basis) or (iii) any Person other than Mr. S or the Stockholder, or any Group not including Mr. S or the Stockholder, directly or indirectly makes, or in any way participates in, any "solicitation" of proxies or becomes a "participant" in any "election contest" with respect to the Company; provided, however, that in all cases, the Stockholder may acquire securities of the Company pursuant to Sections 4.01 and 4.05 or pursuant to the issuance of any dividends on Common Stock.

                  SECTION 4.04. Additional Shares. All shares of Common Stock acquired by any of the parties hereto pursuant to or in compliance with this
Article IV or as a result of a recapitalization of the Company, or stock dividends or any other action taken by the Company, shall be subject to all of the terms, covenants and conditions of this Agreement.

                  SECTION 4.05. Anti-Dilutive Rights. The Company shall not issue, sell or transfer to any Person any Common Stock or securities convertible into, or exercisable for, Common Stock (an "Issuance"):

                  (a) Unless such Issuance is by means of a widely disbursed underwritten public offering of such shares of Common Stock or such securities, pursuant to which no Person or Group acquires more than 5% of the number of shares of Common Stock issued and outstanding at the time of such offering, and the Company offers such Common Stock or securities to the Stockholder in the following manner:

                           (i) The Company shall offer to the Stockholder in
                  writing the right to purchase, at the same price and on the same terms proposed to be issued and sold, an amount of such Common Stock or such securities (the "Maintenance

                  Securities") as is necessary for the Stockholder to maintain the same level of its percentage of Beneficial Ownership of Common Stock (on a Fully Diluted Basis) as it owned immediately prior to such issuance ("Anti-Dilutive Rights"). The Company shall deliver its offer to the Stockholder at least 10 Business Days prior to executing any underwriting agreement for such offering and shall provide a copy of any preliminary prospectus when available containing either the indicative price range of the offered securities or trading information relating to the offered securities, as the case may be, and other information concerning the offering reasonably requested by the Stockholder,

                           (ii) If the Stockholder does not deliver to the
                  Company written notice of acceptance of any offer made pursuant to Section 4.05(a)(i) with respect to a public offering within five Business Days after receipt by the Stockholder of a preliminary prospectus (filed with the SEC as part of a registration statement) containing the pricing information indicated in Section 4.05(a)(i) above, the Stockholder shall be deemed to have waived its right to purchase all or any part of its Maintenance Securities as set forth in such offer but the Stockholder shall retain its rights under this Section 4.05(a) with respect to future offers, and

                           (iii) If the Stockholder delivers to the Company
                  written notice of its acceptance of any offer made pursuant to Section 4.05(a)(i) with respect to a public offering within five Business Days after receipt by the Stockholder of a preliminary prospectus (filed with the SEC as part of the registration statement) containing the pricing information indicated in Section 4.05(a)(i) above, a closing for the purchase of such Maintenance Securities pursuant to this
                  Section 4.05(a) shall occur on the later of (A) the date on which such public issuance occurs or (B) such date as may be mutually agreed to by the Company and the Stockholder and shall take place at the offices of the Company or at such other reasonable location as the Company may otherwise notify the Stockholder, at the time specified by the Company in such notice provided to the Stockholder, at least five Business Days prior to such closing date. In connection with such closing, the Company and the Stockholder shall provide such closing certificates and other closing deliveries provided in the transaction giving rise to the rights specified in
                  Section 4.05(a); or

                  (b) Unless, prior to any other Issuance of such shares of Common Stock by the Company, the Company shall give the Stockholder the opportunity to purchase (the "New Issuance Rights"), or the opportunity to designate an alternative purchaser of such Common Stock, in the following manner:

                           (i) The Company shall give to the Stockholder
                  written notice (the "Issuance Notice") of the proposed Issuance, specifying the proposed transferee or transferees, the intended method of distribution, the number of shares of Common

                  Stock or securities proposed to be issued, sold or transferred, the proposed consideration to be received in exchange therefor, and the other material terms of the proposed Issuance. In the case of a public offering, the Company shall, as part of the Issuance Notice, provide a copy of any preliminary prospectus containing either the indicative price range of the offered securities or trading information relating to the offered securities, as the case may be, and other information concerning the offering reasonably requested by the Stockholder,

                           (ii) The Stockholder shall have the right,
                  exercisable by written notice given to the Company, (A) with respect to a public offering within five Business Days after receipt by the Stockholder of a preliminary prospectus (filed with the SEC as part of a registration statement) containing the pricing information indicated in Section 4.05(b)(i) above, or (B) with respect to any Issuance other than a public offering, within 15 Business Days after receipt of such Issuance Notice by the Stockholder to purchase (or to cause another Person designated by the Stockholder to purchase) all, but not less than all, of the Common Stock or securities, as the case may be, specified in such Issuance Notice at the purchase price and on the other terms set forth therein. If the consideration specified in the Issuance Notice includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included as part of such consideration plus the value (as jointly determined by internationally recognized independent public accountancy firms selected by each of the Company and the Stockholder or, in the event such firms are unable to agree, a third internationally recognized independent public accountancy firm to be selected by the first two such firms) of such other property included in such consideration, and the date by which the Stockholder must exercise its right of first refusal pursuant to this Section 4.05(b) shall be extended until five Business Days after the determination of the value of property included in the consideration,

                           (iii) If the Stockholder exercises its right of
                  first refusal pursuant to this Section 4.05(b), the closing of the purchase of the Common Stock or the securities, as the case may be, with respect to which such right has been exercised, shall take place within five Business Days after the Stockholder gives notice of such exercise; provided that if any approval of or notice to any Governmental Entity is required in connection with such purchase of Common Stock or securities, the Company and the Stockholder shall use all reasonable efforts to obtain such approvals or to provide such notices and the closing shall take place within five Business Days after receipt of the last such approval and expiration of any required waiting periods,

                           (iv) If the Stockholder does not exercise its right
                  of first refusal pursuant to this Section 4.05(b) within the time specified for such exercise, the Company shall be free during the 90-day period following the expiration of such time for exercise, but only during such period, to sell the Common Stock or the securities specified in such Issuance Notice to the Person or Persons specified therein for the consideration (or at any price in excess thereof) and on substantially the same terms (or on other terms more favorable to the Company) specified therein; provided, however, that (A) such Person's or Persons' offer constituted a bona fide, arm's length offer, (B) at the request of the Stockholder, the Company shall have obtained an opinion from an internationally recognized investment bank, selected jointly by the Company and the Stockholder, to the effect that the consideration to be paid by such Person per share of Common Stock falls within a reasonable range of valuations therefor, (C) such Person or Persons shall have offered to purchase all of the Stockholder's Common Stock for the same consideration and on the same terms as such Person or Persons have offered to acquire the Common Stock or securities from the Company, and the Stockholder shall have either accepted or rejected such offer within 10 Business Days of the date thereof, and, if accepted, such proposed sale shall have been consummated simultaneously with the Issuance by the Company of such Common Stock or such securities to such Person or Persons or any of their Affiliates and (D) such Person or Persons or any of their Affiliates are not (x) engaged in the business of producing or selling any type of yogurt (set, blended or drinkable), or (y) engaged in the dairy business, the health food business or the business of producing or distributing food products containing pharmaceutical ingredients or any other business conducted by the Stockholder and having consolidated revenues in excess of $75 million (such amount to be adjusted on each anniversary date of this Agreement, commencing October 1, 2000, by a percentage equal to the percentage change in the rate of inflation in the United States for the preceding calendar year as measured by the change in the Consumer Price Index for the United States for the preceding calendar year) at the time of the Issuance Notice, and

                           (v) The New Issuance Rights set forth above shall
                  not apply to (A) the issuance of shares of Common Stock issuable upon exercise of any option, warrant, convertible security or other rights to purchase or subscribe for Common Stock which, in each case, had been issued prior to the date hereof or in compliance with Section 4.05, or (B) securities issued pursuant to any stock split, stock dividend or other similar stock recapitalization; or

                  (c) Unless such Issuance is made in connection with a merger or acquisition pursuant to which Common Stock or securities convertible into, or exercisable for, Common Stock will be issued in exchange for capital stock of the Person being merged into the Company or any Subsidiary or acquired by the Company or any Subsidiary, and the Company offers such Common Stock or securities to the Stockholder in the following manner:

                           (i) The Company shall offer to the Stockholder in
                  writing the right to purchase an amount of such Common Stock or such securities as is necessary for the Stockholder to maintain the same level of its percentage of Beneficial Ownership of Common Stock (on a Fully Diluted Basis) as is owned immediately prior to such issuance. The Company shall offer to the Stockholder such Common Stock or securities at a price per share equal to the lesser of (A) $10.00 and (B) the average of the last reported sales prices of Common Stock for each trading day within the six month period ending on the date a definitive agreement to effect such merger or acquisition is executed (the "Maintenance Price"),

                           (ii) If the Stockholder does not deliver to the
                  Company written notice of acceptance of any offer made pursuant to Section 4.05(c)(i) with respect to an issuance made in connection with a merger or acquisition within five Business Days after receipt by the Stockholder of a preliminary prospectus (filed with the SEC as part of a registration statement) containing the pricing information indicated in Section 4.05(c)(i) above, the Stockholder shall be deemed to have waived its right to purchase all or any amount of Common Stock or such other securities as set forth in such offer but the Stockholder shall retain its rights under this Section 4.05(c) with respect to future issuances made in connection with a merger or acquisition, and

                           (iii) If the Stockholder Director shall not have
                  voted in favor of such merger or acquisition, Mr. S shall, upon the Stockholder's request, purchase from the Company and the Company shall sell to Mr. S Common Stock or such securities as are necessary for Mr. S to maintain, individually, the same level of his percentage of Beneficial Ownership of Common Stock (on a Fully Diluted Basis) as is owned immediately prior to such issuance. The Company shall sell such Common Stock or securities to Mr. S at the Maintenance Price, and

                           (iv) If the Stockholder delivers to the Company
                  written notice of its acceptance of any offer made pursuant to Section 4.05(c)(i) with respect to an issuance made in connection with a merger or acquisition within five Business Days after receipt by the Stockholder of a preliminary prospectus (filed with the SEC as part of the registration statement) containing the pricing information indicated in
                  Section 4.05(c)(i) above, a closing for the purchase of Common Stock or securities pursuant to this Section 4.05(c) shall occur on the later of (i) the date on which such merger or acquisition is consummated and (ii) such date as may be mutually agreed to by the Company and the Stockholder and shall take place at the offices of the Company or at such other reasonable location as the Company may otherwise notify the Stockholder, at the time specified by the Company in such notice provided to the Stockholder, at least five Business Days prior to such closing date. In connection with such closing, the Company and the Stockholder shall provide such closing certificates and other closing deliveries provided in the transaction giving rise to the rights specified in Section 4.05(c); or

                  (d) No transferee (other than any Holder) of Common Stock shall be entitled to any of the rights set forth under this Agreement by virtue of its ownership of such Common Stock.

                  (e) Any attempted Issuance in violation of this Section 4.05 shall be null, void and of no force and effect, and the Company shall not give effect to any such attempted Transfer.

                  (f) The Stockholder acknowledges that the Company may grant to the Holders anti-dilution rights substantially similar to the anti-dilution rights granted to the Stockholder in this Section 4.05.

                                   ARTICLE V

                              REGISTRATION RIGHTS

                  SECTION 5.01. Restrictive Legend. Each certificate representing the Common Stock held by Holders shall, except as otherwise provided in this Article V, be stamped or otherwise imprinted with legends substantially in the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         THE SECURITY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON VOTING CONTAINED IN THE STOCKHOLDERS' AGREEMENT, DATED OCTOBER 1, 1999, AS THE SAME MAY BE AMENDED, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF.

A certificate shall not bear the Securities Act legend or the legend regarding this Agreement, as the case may be, if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act or may be sold without being subject to the restrictions on sale specified in Article IV.

                  SECTION 5.02. Notice of Proposed Transfer. Prior to any proposed Transfer of any shares of Registrable Stock (other than under the circumstances described in Section 5.03, 5.04 or 5.05) permitted under Article IV, the holder thereof shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer, whereupon the holder of such stock shall be entitled to Transfer such stock in accordance with the terms of its notice, subject in any event to the restrictions set forth in this Agreement. Each certificate representing Registrable Stock transferred as above provided shall bear the legends set forth in Section 5.01, except that such certificate shall not bear such legends if (i) such Transfer is in accordance with the provisions of Rule 144 of the Securities Act (or any other rule permitting public sale without registration under the Securities Act, but not Rule 144A) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 5.02 shall not apply to securities that are not required to bear the legends prescribed by Section 5.01 in accordance with the provisions of Section 5.01.

                  SECTION 5.03. Request for Registration. (a) Subject to the provisions of Article IV, at any time after April 1, 2000, the Stockholder may request in a written notice that the Company file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Stock held by the Stockholder in the manner specified in such notice; provided, however, that there must be included in such registration at least 25% of the Registrable Stock so held. Following receipt of any notice under this Section 5.03, the Company shall use its best efforts to cause to be registered under the Securities Act all Registrable Stock that the Stockholder has requested be registered in accordance with the manner of disposition specified in such notice by the Stockholder.

                  (b) If the Stockholder intends to have the Registrable Stock distributed by means of an underwritten offering, the Stockholder and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters, which shall contain any customary provisions (including customary provisions with respect to indemnification by the Company of the underwriters) requested by the underwriters. Such underwriter or underwriters shall be selected by the Stockholder and shall be approved by the Company, which approval shall not be unreasonably withheld.

                  (c) Notwithstanding any provision of this Agreement to the contrary,

                           (i) the Company shall not be required to effect a
                  registration pursuant to this Section 5.03 during the period starting with the date which is 30 days prior to the date of the initial public filing by the Company of, and ending on a date that is 120 days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company or on behalf of the selling stockholders under any other registration rights agreement that the Stockholder has been entitled to join pursuant to Section 5.04; provided, however, that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective as promptly as practicable;

                           (ii) if (A) (i) the Company is in possession of
                  material nonpublic information relating to the Company or any of its Subsidiaries and (ii) the Company determines in good faith that public disclosure of such material nonpublic information would not be in the best interests of the Company and its stockholders, (B) (i) the Company has made a public announcement relating to an acquisition or business combination transaction that includes the Company and/or one or more of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole and (ii) the Company determines in good faith that (x) offers and sales of Registrable Stock pursuant to any registration statement prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in a registration statement or (C) the Company shall furnish to the Stockholder a certificate signed by the chief executive officer of the Company stating that in the good faith opinion of the Board such registration would interfere with any material transaction or financing, confidential negotiations, including, without limitation, negotiations relating to an acquisition or business combination transaction, or business activities then being pursued by the Company or any of its Subsidiaries, then, in any such case, the Company's obligation to use all reasonable efforts to file a registration statement shall be deferred, or the effectiveness of any registration statement may be suspended, in each case for a period not to exceed 30 days; provided, however, that the Company may not delay the filing or suspend the effectiveness of any registration statement under this
                  Section 5.03(c)(ii) on more than one occasion in any consecutive twelve-month period;

                           (iii) the Company shall not be required to effect a
                  registration pursuant to this Section 5.03 if the Registrable Stock requested by the Stockholder to be registered pursuant to such registration is included in, and eligible for sale under, a Shelf Registration (as defined below); and

                           (iv) the Company shall not be required to effect a
                  registration pursuant to this Section 5.03 more than two times.

                  (d) The Company shall not be obligated to effect and pay for more than two registrations of the Stockholder pursuant to this
         Section 5.03; provided, however, that a registration requested by the Stockholder pursuant to this Section 5.03 shall not be deemed to have been effected for purposes of this Section 5.03(d) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 5.06(a), (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of the Stockholder).

                  SECTION 5.04. Incidental Registration. (a) Subject to Section 5.09, if at any time the Company determines that it shall file a registration statement under the Securities Act for the registration of Common Stock (other than a registration statement on a Form S-4 or S-8 or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf or on behalf of selling holders of its securities for the general registration of Common Stock to be sold for cash, the Company shall each such time promptly give the Stockholder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 15 days from the date of such notice, and advising the Stockholder of its right to have Registrable Stock included in such registration. In the case of a registration statement to be filed on behalf of selling holders of its securities, the Company shall also indicate in such notice whether it will be registering securities on its own behalf as part of such registration statement. Upon the written request of the Stockholder received by the Company not later than 15 days after the date of the Company's notice (which request shall state the number of Registrable Shares to be so registered and the intended method of distribution), the Company shall, subject to Section 5.04(b) below, use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Stock that the Stockholder has so requested to be registered; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this
Section 5.04 without obligation or liability to the Stockholder.

                  (b) If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities and (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall be entitled to reduce the number of shares of Registrable Stock to be sold in such offering by the Stockholder and any other stockholder of the Company requesting to be included in the registration in proportion (as nearly as practicable) to the amount of shares of Common Stock requested to be included by the Stockholder and each other stockholder at the time of filing the registration statement.

                  SECTION 5.05. Shelf Registration. (a) The Stockholder may use its registration rights granted pursuant to Section 5.03, subject to the limitations of Section 5.03(d), to request that the Company file a "shelf" registration statement pursuant to Rule 415 under the Securities Act or any successor rule (the "Shelf Registration") with respect to the Registrable Stock. The Company shall (i) use all reasonable efforts to have the Shelf Registration filed within 30 days of such request and declared effective as soon as reasonably practicable following such request and (ii) subject to
Section 5.03(c)(iii), use all reasonable efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until at least the earlier of such time as (A) all such Registrable Stock has been sold thereunder or (B) the first anniversary of such effective date in order to permit the prospectus forming a part thereof to be usable by the Stockholder during such period.

                  (b) Subject to Section 5.03(c)(iii), the Company shall supplement or amend the Shelf Registration (i) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act, (ii) to include in such Shelf Registration any additional securities that become Registrable Stock by operation of the definition thereof and
         (iii) following the written request of the Stockholder pursuant to
         Section 5.05(c), to cover offers and sales of all or a part of the Registrable Stock by means of an underwriting. The Company shall furnish to the Stockholder copies of any such supplement or amendment sufficiently in advance (but in no event less than five Business Days in advance) of its use or filing with the SEC to allow the Stockholder a meaningful opportunity to comment thereon.

                  (c) The Stockholder may, at its election and upon written notice by the Stockholder to the Company, subject to the limitations set forth in Section 5.03(c)(iii), effect offers and sales under the Shelf Registration by means of one or more underwritten offerings, in which case the provisions of Section 5.03(b) shall apply to any such underwritten distribution of securities under the Shelf Registration and such underwriting shall, if sales of Registrable Stock pursuant thereto shall have closed, be regarded as the exercise of one of the registration rights contemplated by Section 5.03.

                  SECTION 5.06. Obligations of the Company. Whenever required under Sections 5.03 and 5.05 to effect the registration of any Registrable Stock under the Securities Act, the Company shall:

                  (a) in a reasonably timely manner, file with the SEC a registration statement with respect to such Registrable Stock, and use best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter; provided that the Company shall not be required to keep any Registration Statement (other than the Shelf Registration) effective more than 120 days;

                  (b) as expeditiously as possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement;

                  (c) as expeditiously as possible, furnish to the Stockholder such reasonable numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act, any exhibits filed therewith and such other documents and information as they may reasonably request;

                  (d) as expeditiously as possible, use best efforts to register or qualify the Registrable Stock covered by such registration statement under such other securities or "blue sky" laws of such states as shall be reasonably requested by the Stockholder for the distribution of the Registrable Stock covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (except that the Company will use its best efforts to register or qualify Registrable Stock in such additional jurisdiction as the Stockholder may request subject to the foregoing proviso and at the Stockholder's own expense) be obligated to do so; and provided further that the Company shall not for any purpose be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that the Stockholder submit any shares of Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless the Stockholder agrees to do so;

                  (e) promptly notify the Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of the Stockholder promptly prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 5.06(a) (or, in the case of the Shelf Registration, Section 5.05(a)) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Stockholder such supplemented or amended prospectus;

                  (f) furnish, at the request of the Stockholder, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated on or about such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Stockholder, as to such matters as such underwriters or the Stockholder, as the case may be, may reasonably request and as would be customary in such a transaction, and (2) letters dated on or about such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Stockholder, if such accountants refuse to deliver such letters to the Stockholder, then to the Company (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Stockholder, as the case may be, may reasonably request and as would be customary in such a transaction;

                  (g) enter into customary agreements (including, if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

                  (h) otherwise use best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder; and

                           (i) use all reasonable efforts to list the
                  Registrable Stock covered by such registration statement with any U.S. nationally recognized securities exchange on which the Common Stock is then listed.

For purposes of Sections 5.06(a) and 5.06(b), the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and six months after the effective date thereof.

                  SECTION 5.07. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to
Article V of this Agreement that the Stockholder shall furnish to the Company such information regarding the Stockholder, the Registrable Stock held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  SECTION 5.08. Expenses of Registration. All expenses incurred in connection with each registration pursuant to Sections 5.03, 5.04 and 5.05 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc., or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or "blue sky" laws, and the fees and disbursements of counsel for the Company shall be paid by the Company; provided, however, that if a registration request pursuant to Section 5.03 or 5.05 is subsequently withdrawn by the Stockholder, the Company shall not be required to pay any expenses of such registration proceeding and the Stockholder shall bear such expenses. The Stockholder shall bear and pay the underwriting commissions and discounts applicable to securities offered for its account and the fees and disbursements of its counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                  SECTION 5.09. Underwriting Requirements. In connection with any underwritten offering, the Company shall not be required under Section 5.04 to include shares of Registrable Stock in such underwritten offering unless the Stockholder accepts the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Stockholder.

                  SECTION 5.10. Indemnification. In the event any Registrable Stock is included in a registration statement under this Agreement:

                  (a) The Company shall indemnify and hold harmless the Stockholder, the Stockholder's directors and officers, each Person who participates in the offering of such Registrable Stock, and each Person, if any, who controls the Stockholder or participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any preliminary prospectus or prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Stockholder, the Stockholder's directors and officers, such participating Person or controlling Person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company; provided further that the Company shall not be liable to the Stockholder, the Stockholder's directors and officers, participating Person or controlling Person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Stockholder, the Stockholder's directors and officers, participating Person or controlling Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder, the Stockholder's directors and officers, participating Person or controlling Person, and shall survive the Transfer of such securities by the Stockholder.

                  (b) The Stockholder shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person, agent or underwriter may become subject, under the Securities Act, the Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any preliminary prospectus or prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Stockholder expressly for use in connection with such registration; and the Stockholder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person or agent (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld or delayed, and provided further that the liability of the Stockholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares of Common Stock sold by the Stockholder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by the Stockholder from the sale of Registrable Stock covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party under this
         Section 5.10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprized of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 5.10, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

                  (d) To the extent any indemnification by an indemnifying party is prohibited or limited by applicable law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  SECTION 5.11. Rule 144 Information. Subject to Article IV, and with a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Stock to the public without registration, at all times after ninety (90) days after any Shelf Registration Statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to the Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Stockholder to sell any Registrable Stock without registration.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01. Furnishing of Information. For so long as the Stockholder Beneficially Owns at least 5% of the outstanding shares of Common Stock (on a Fully Diluted Basis):

                  (a) The Company will furnish or make available to the Stockholder its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act.

                  (b) If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall furnish to the Stockholder its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Company would otherwise be required to include in annual and quarterly reports filed under the Exchange Act.

                  (c) The Company shall, at any reasonable time and from time to time, permit the Stockholder or any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of the Company, and to discuss the records, finances and accounts of the Company with any of its officers, Directors and with their independent certified public accountants.

                  SECTION 6.02. Non-Competition. (a) For a period of five years after the date hereof, neither the Company nor Mr. S shall directly or indirectly engage in the business of producing or selling any type of yogurt (set, blended or drinkable), fromage frais, Italian style cheese, chilled desserts or any soy-based product, other than drinkable yogurts, chilled desserts and soy-based products which are currently being produced and sold by the Company as of the date of this Agreement and listed on Schedule B attached hereto, or which are Kefir based, in the United States of America or, directly or indirectly, engage in the business of producing any type of yogurt (set, blended or drinkable), fromage frais, Italian style cheese, chilled desserts or any soy-based product in Europe (including, without limitation, Western European countries, Eastern European countries and the successor countries formerly constituting the U.S.S.R.), in each case, whether as a proprietor, partner, joint venturer, agent, employee, consultant, officer or beneficial or record owner of more than one percent of the stock of any corporation or association of any nature which is engaged in such business. For purposes of this Section 6.02, "fromage frais" does not include cheese products which are currently being produced and sold by the Company as of the date of this Agreement under the name "Farmers Cheese" (or other similar cheese products currently being produced by the Company as of the date of this Agreement) and listed on Schedule B hereto. Also, for purposes of this Section 6.02, "Italian style cheese" is defined to mean mozzarella, mascarpone, ricotta, gorgonzola, bel paese, crema bel paese, provolone, taleggio and such other similar types of cheese.

                  (b) For a period of five years after the date hereof, Danone and its Affiliates shall not directly or indirectly engage in the business of producing or selling Kefir products in the United States of America, whether as a proprietor, partner, joint venturer, agent, employer, employee, consultant, officer or beneficial or record owner of more than one percent of the stock of any corporation or association of any nature which is engaged in such business.

                  SECTION 6.03. Issuance of Stock Options. The Company shall not, and the Holders shall cause the Company not to, issue any options, warrants, securities or other rights convertible into capital stock of the Company without the prior consent of the Stockholder, which consent may be withheld in the sole discretion of the Stockholder. Notwithstanding the above, the Company may, in its sole discretion, issue no more than 5,000 options during each calendar year without the prior consent of the Stockholder, provided, however, that the exercise price of each such option on the date of issuance shall be no less than the average of the reported trading price at the close of each day of trading of the underlying security measured over the five trading days of such underlying security immediately preceding the date of such issuance.

                  SECTION 6.04. Articles of Incorporation. As promptly as practicable after the date hereof, and in any case within 30 days of the date hereof, the Holders shall take all necessary action to amend the Company's Articles of Incorporation to cause the existing provision relating to preemptive rights to be deleted, including, without limitation, executing a written consent to approve such amendment; provided, however, if such amendment cannot be effected by written consent, then at the next meeting of the stockholders of the Company, the Holders shall take all necessary action to amend the Company's Articles of Incorporation to cause the provision relating to preemptive rights to be deleted, including, without limitation, voting in favor of such deletion at such meeting.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                  SECTION 7.01. Waiver. The parties hereto may agree to (a) extend the time for the performance of any of the obligations or other acts of other parties, (b) waive any inaccuracies in the representations and warranties of other parties contained herein or in any document delivered by other parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                  SECTION 7.02. Expenses. (a) Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b) A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

                  SECTION 7.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by e-mail (receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

                  (a)      if to the Company or Mr. S,

                           Lifeway Foods, Inc.
                           6431 W. Oakton
                           Morton Grove, IL 60053
                           Fax: (847) 967-6558
                           Attention: Michael Smolyansky

         with copies to:

                           Futro & Trauernicht LLC
                           1401 17th Street, 11th Floor
                           Denver, CO 80202
                           Fax: (303) 295-1563
                           Attention: Peter G. Futro, Esq.

                  (b)      if to the Stockholder,

                           Danone Foods, Inc.
                           120 White Plains Road
                           Tarrytown, New York 10591
                           Fax: (914) 366-2865
                           Attention: General Counsel

         with a copy to:

                           Groupe Danone
                           8 rue de Teheran
                           75381 Paris Cedex 08
                           Fax: 33-1-44-352-554
                           Attention: General Counsel

         and a copy to:

                           Groupe Danone
                           8 rue de Teheran
                           75381 Paris Cedex 08
                           Fax: 33-1-44-352-097
                           Attention: Director of Corporate Development


                                    and

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Fax:  (212) 848-7179
                           Attention: John J. Madden, Esq.


                  (c) if to any other party, at its address specified on the signature pages hereof.

                  SECTION 7.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. No party to this Agreement shall be deemed to be the draftsman of this Agreement.

                  SECTION 7.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 7.06. Entire Agreement. This Agreement, together with the Subscription Agreement and the Purchase Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

                  SECTION 7.07. Assignment. This Agreement may not be assigned without the express written consent of the Company and the Stockholder (which consent shall not be unreasonably withheld or delayed by the Company or the Stockholder, as the case may be); provided, however, that all covenants and agreements contained in this Agreement by or on behalf of any parties hereto will bind and inure to the benefit of their respective successors and assigns. Notwithstanding the foregoing, the Stockholder may assign this Agreement to an Affiliate of the Stockholder.

                  SECTION 7.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 7.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 7.01.

                  SECTION 7.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

                  SECTION 7.11. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) a Federal court for the Northern District, Eastern Division of Illinois and (b) any Illinois state court located in the County of Cook, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Company and the Stockholder agrees to commence any action, suit or proceeding relating hereto either in a Federal Court for the Northern District, Eastern Division of Illinois or in an Illinois state court located in the County of Cook. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail or internationally recognized courier to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Illinois with respect to any matters to which it has submitted to jurisdiction in this Section
7.11. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Federal court for the Northern District, Eastern Division of Illinois or (ii) any Illinois state court located in the County of Cook, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 7.12. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this Section 7.12.

                  SECTION 7.13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 7.14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                       LIFEWAY FOODS, INC.


                                       By: /s/ Michael Smolyansky
                                           -------------------------------------
                                           Name: Michael Smolyansky
                                           Title: President


                                       DANONE FOODS, INC.


                                       By: /s/ Michael Harrison
                                           -------------------------------------
                                           Name: Michael Harrison
                                           Title: a Vice President


                                       By: /s/ Michael Smolyansky
                                           -------------------------------------
                                           Name: Michael Smolyansky


                                       By: /s/ Ludmila Smolyansky
                                           -------------------------------------
                                           Name: Ludmila Smolyansky


                                       By: /s/ Julie Smolyansky
                                           -------------------------------------
                                           Name: Julie Smolyansky


                                       By: /s/ Edward Smolyansky
                                           -------------------------------------
                                           Name: Edward Smolyansky

[Exhibits, Schedules and Attachments have been omitted but shall be provided to the commission upon request.]